Exhibit 23.2



                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in this Annual Report (Form 10-K) of Dollar Financial Group, Inc. of our report dated February 23, 1996, relating to the financial statements of Any Kind Check Cashing Centers, Inc. included in the Registration Statement (Form S-4 No. 333-18221) and related Prospectus of Dollar Financial Group, Inc. for the registration of $110.0 million 10-7/8% Series A senior notes filed with the Securities and Exchange Commission.


                                                /s/ McGladrey & Pullen, LLP

Anaheim, California
September 26, 1997